UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As discussed in Item 5.02 below, on January 2, 2014, Kurtis Hooley resigned from his position as the Chief Operating Officer and Chief Financial Officer of Double Eagle Petroleum Co. (the “Company”), effective January 15, 2014. As a result of the resignation, the Amended and Restated Employment Agreement dated March 30, 2012, between the Company and Mr. Hooley (the “Employment Agreement”), will terminate on January 15, 2014. Neither Mr. Hooley’s resignation nor the termination of the Employment Agreement result in any severance payments or severance benefits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 2, 2014, Kurtis Hooley resigned as the Company’s Chief Operating Officer and Chief Financial Officer, effective January 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.

Date: January 6, 2014	By:	/s/ Emily Maron
Name: Emily Maron
Title: Assistant Corporate Secretary